EXHIBIT 10.1B

                     EMPLOYMENT MODIFICATION AGREEMENT
                     ---------------------------------

     This Employment Modification Agreement ("Agreement") is made and entered into as of the 24th day of July, 2002, between Robert B. Covalt ("Covalt") and Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company").

                                  RECITALS
                                  --------

     A. Covalt and the Company  have  previously  entered into that certain
Employment Agreement (the "Covalt Employment Agreement") dated as of December 29, 1999 pursuant to which, among other things, Covalt was employed as the President and Chief Executive Officer of the Company.

     B. The Company has determined that it is no longer in the best interest of the Company for Covalt to serve as the Company's President and Chief Executive Officer and, accordingly, has requested that Covalt agree to modify his employment relationship with, and to limit his duties and responsibilities to, the Company.

     C. Covalt has agreed to abide by the Company's request, subject to the terms, provisions and conditions set forth in this Employment Modification Agreement.

     NOW, THEREFORE, Covalt and the Company hereby agree as follows:

     1. Modification    of   Employment    Relationship;    Duties   and
        ----------------------------------------------------------------
        Responsibilities
        ----------------

           1.1 By mutual agreement and pursuant to the terms of this Agreement, effective on July 24, 2002, Covalt shall cease holding the offices of President and Chief Executive Officer of the Company and of its subsidiaries and affiliates. However, Covalt will continue to hold the office of Chairman of the Board of the Company ("Chairman") and shall also continue to serve as a Director of the Company. In his capacity as Chairman, Covalt shall preside at all meetings of the Board of Directors and of the stockholders of the Company and he shall have such other powers and shall perform such other duties as may from time to time be prescribed by the Board of Directors of the Company, so long as the tasks assigned are consistent with Covalt's status, seniority and experience.

           1.2 Covalt agrees that he will remain as Chairman until (i) the later of (x) December 31, 2002 or (y) such date after December 31, 2002 as may be mutually agreed upon between the Company and Covalt or (ii) such date prior to December 31, 2002 as may be specified on thirty (30) days prior written notice from either party hereto to the other as permitted by Sections 1.3 and 1.4 below.

           1.3 If, prior to December 31, 2002, the Company shall elect to terminate Covalt's employment by the Company, such election shall be made by the Company giving written notice to Covalt not less than thirty (30) days in advance of the effective date of termination. In such event, Covalt shall be entitled to receive the remainder of all compensation and benefits provided for under the Covalt Employment Agreement, as modified hereby, as he would have been entitled to receive had the Termination Date been December 31, 2002, including, without limitation, "Annual Base Compensation" (as defined in the Covalt Employment Agreement) through such date, the amount of his "Potential Annual Target Bonus" (as defined in the Covalt Employment Agreement) provided for under Section 2.2 below through such date, and all other benefits provided for under Section 2.3 below.

           1.4 If, prior to December 31, 2002, Covalt shall elect to terminate his employment by the Company, such election shall be made by Covalt giving written notice to the Company not less than thirty (30) days in advance of the Termination Date. In such event, Covalt shall be entitled to receive "Annual Base Compensation" through the Termination Date, the amount of his "Potential Annual Target Bonus" (as provided in Section 2.2 below) based upon the number of months during 2002 that Covalt was employed by the Company, and benefits provided for under Section 2.3 below through and until the Termination Date.

           1.5 As used herein, (i) "Termination Date" shall mean the actual effective date of the termination of Covalt's employment by the Company and
(ii) "Term" shall mean the period between the date of this Agreement and the Termination Date.

     2. Payments/Obligations
        --------------------

           2.1 During the Term and for a period of one year after the Termination Date, the Company shall pay Covalt at a rate equal to his "Annual Base Compensation" for each such period in accordance with the Company's usual payroll practices for executives.

           2.2 Subject to Sections 1.3 and 1.4 above, Covalt shall be eligible to receive his "Potential Annual Target Bonus" (as defined in the Covalt Employment Agreement) for the fiscal year ended December 31, 2002. The amount of such bonus shall be the amount determined by the Company's Compensation Committee in good faith based upon (i) the Company's past practices with respect to Covalt (as if he continued to be the President and Chief Executive Officer of the Company through such year end unless the Term shall have ended prior to such date by reason of an election by Covalt under Section 1.4 above, in which case Covalt shall be deemed for this purpose to have continued to serve as the Company's President and Chief Executive Officer through the Termination Date) and (ii) the Company's performance against the plan applicable to Covalt for such period. Such bonus, if any, shall be paid at the time the Company pays annual bonuses to its other senior executives with respect to such bonus period, whether or not the Termination Date shall have occurred.

           2.3 During the Term, Covalt shall continue to receive (and participate in and accrue benefits under) Company fringe benefits and shall be entitled to paid vacation time and expense reimbursements, all as and to the extent provided for in Sections 3.4, 3.5 and 3.6 of the Covalt Employment Agreement; provided, however, that (i) Covalt shall be entitled to receive payment for any unused vacation time arising during the Term, any such payment for unused vacation time to be made to Covalt within thirty (30) days after the Termination Date and (ii) during the one year period following the Termination Date, Covalt shall be entitled to continue to participate in the Company's health insurance and disability plans and programs provided for in Section 5.2(c) of the Covalt Employment Agreement.

           2.4 During the Term, the option to purchase 48,000 shares of the Company's Common Stock at an exercise price of $129.50 per share pursuant to that certain Nonqualified Stock Option Agreement, dated as of December 30, 1999, between the Company and Covalt (the "Option Agreement") shall continue to vest and become exercisable in accordance with Section 2.1 of the Option Agreement. By way of example, at the date hereof, such option is exercisable with respect to 30,000 shares of Common Stock subject thereto and, at December 31, 2002, such option will be exercisable with respect to 36,000 shares of Common Stock subject thereto. Notwithstanding Section 4 of the Option Agreement, the Option to the extent vested and exercisable at the Termination Date shall be exercisable for a period of five years after the Termination Date unless the Termination Date shall occur by reason of Covalt electing to terminate his employment prior to December 31, 2002 pursuant to Section 1.4 above, in which case Section 4 of the Option Agreement shall continue to apply as in effect prior to execution of this Agreement.

           2.5 Covalt shall retain ownership of 130,837.25 shares of Common Stock of the Company. The Common Stock referred to in this Section 2.5 shall be referred to herein as the "Purchased Shares."

           2.6 Covalt, the Purchased Shares and the Option shall remain subject to the terms and conditions of the Amended and Restated Shareholders Agreement, dated as of May 12, 2000, by and among the Company and certain of its securities holders parties thereto (the "Shareholders Agreement").

     3. Additional Arrangements
        -----------------------

           3.1 Covalt agrees to sign any consents in writing of Employee Party (as defined in the Shareholders Agreement) with respect to amending the Shareholders Agreement (i) to remove Covalt from the definition of "Employee Party" for purposes of amending the Shareholders Agreement and
(ii) to amend Section 3.2(b) so that Covalt has no right to the title of President or of Chief Executive Officer of the Company or its subsidiaries pursuant to his continued employment by the Company. The Company agrees that it will take all steps necessary or appropriate (including the execution of any documents) to cause the deletion of Section 3.2(b)(Z) of the Shareholders Agreement.

           3.2 Covalt agrees that, for a period of five years from the Termination Date, he will not exercise his right to make an Employee Offer Proposal pursuant to Section 4.6 of the Shareholders Agreement.

           3.3 Covalt acknowledges that, notwithstanding any provision in the Shareholders Agreement, from and after the date hereof, he has no right to hold the title of President and Chief Executive Officer of the Company.

     4. Miscellaneous
        -------------

           4.1 The parties acknowledge and agree that, except as expressly modified hereby, the provisions of the Covalt Employment Agreement, including Articles IV, VI and VIII thereof, shall remain in full force and effect. "Confidential Information" as used in the Covalt Employment Agreement shall include the terms and existence of this Agreement.

           4.2 At the Termination Date, Covalt, on the one hand, and the Company, on the other hand, shall each execute a general release (the "Release") in the form attached to the Covalt Employment Agreement as Exhibit B. This Agreement shall be of no force and effect if Covalt revokes the Release in accordance with the terms thereof. The Released Parties (as defined in the Release) are third party beneficiaries of this Agreement. However, Paragraph 11 of the Release shall be amended in its entirety so that such Paragraph shall read as follows:

           Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company, or by any Released Party, of the Agreement, the Nonqualified Stock Option Agreement, dated as of December 29, 1999, between the Company and myself (as heretofore and as from time to time hereafter modified and/or amended), the Amended and Restated Shareholders Agreement, dated as of May 12, 2000 (as heretofore and as from time to time hereafter modified and/or amended) among the Company, myself and others, and that certain Employment Modification Agreement dated as of July 24, 2002 between the Company and myself (as heretofore and as from time to time hereafter modified and/or amended).

           4.3  Covalt  agrees  that  during  the  Term  and at  all  times thereafter he shall not make, nor cause or attempt to cause any other person to make, any statement, either written or oral, nor shall Covalt convey any information about the Company, AEA Investors Inc., any of their affiliates, or any of their employees, shareholders, officers, or directors (collectively, the "Company Group"), which information is defamatory or disparaging or which reflects negatively upon the character, personality, integrity or performance of any member of the Company Group, or which is or may be damaging to the reputation of any member of the Company Group, provided that nothing contained in this Section 4.3 shall affect any legal obligation of Covalt to respond to inquiries concerning the Company Group. The Company hereby agrees that during the Term and at all times thereafter, the Company will direct the officers and directors of each member of the Company Group (the "Company Representatives") not to make, nor cause or attempt to cause any other person to make, any statement, either written or oral, which is defamatory or disparaging or which reflects negatively upon the character, personality integrity or performance of Covalt, or which may be damaging to the reputation of Covalt; nor shall the Company Representatives convey any information about Covalt, which information is defamatory or disparaging or which reflects negatively upon the character, personality, integrity or performance of Covalt, or which may be damaging to the reputation of Covalt, provided that nothing contained in this
Section 4.3 shall affect any legal obligation of Company Representatives to respond to inquiries concerning Covalt. Covalt also agrees that he shall not directly or indirectly interfere with the Company's or any of its affiliates' sales or prospective sales or the Company's or its affiliates' relationships with customers or potential customers or employees; provided, however, that Covalt's failure or alleged failure to comply with this
Section 4.3 shall not relieve the Company from performing any obligations of the Company owed to Covalt hereunder or under any other agreement between the Company and Covalt..

           4.4 During the Term and for a period of one year after the Termination Date, Covalt shall endeavor to cooperate fully with the Company regarding all Company matters, as may be reasonably requested by the Company, and as may be reasonably acceptable to Covalt, including, but not limited to, any and all communications with the public and/or banking community and any litigation involving the Company; provided, however, that Covalt's failure or alleged failure to comply with this Section 4.4 shall not relieve the Company from performing any obligations of the Company owed to Covalt hereunder or under any other agreement between the Company and Covalt.

           4.5 This Agreement, the Covalt Employment Agreement (as modified hereby), the Shareholders Agreement, the Option Agreement and the Release constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements, decisions and understandings.

           4.6 The provisions of this Agreement shall be binding on and inure to the benefit of the heirs, successors and assigns of the parties hereto and on their estates and legal representatives. This Agreement is not assignable except as contemplated by Section 4.7 hereof.

           4.7 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

           4.8 This Agreement and all rights of Covalt hereunder shall inure to the benefit of and be enforceable by Covalt's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Covalt should die while any amounts would still be payable to him and/or his family hereunder if he had continued to live, all such amounts shall be paid or provided in accordance with the terms of this Agreement to Covalt's devisees, legatees or other designees or, if there be no such designee, to Covalt's estate.

           4.9 For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered (including by telecopy) or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Covalt:

                  Robert B. Covalt
                  7517 Bull Valley Road
                  McHenry, Illinois  60050

         If to the Company:

                  c/o AEA Investors, Inc.
                  65 East 55th Street
                  New York, New York  10022
                  Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective in accordance herewith only upon receipt.

           4.10 No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against which such waiver, modification or discharge is sought to be enforced. No waiver by any of the parties hereto at any time of any breach by any other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any of the parties which are not set forth expressly in this Agreement.

           4.11  The  validity  or   enforceability  of  any  provision  or
provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

           4.12 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

           4.13 The Company shall have the right to deduct from any amounts payable hereunder any taxes or other amounts required by law to be withheld. Except to the extent of any amounts so deducted by the Company, Covalt shall be fully responsible for the payment of all taxes payable in respect of the payments made hereunder. The Company agrees to pay all reasonable fees and expenses of legal counsel incurred by Covalt in connection with the "Termination by the Company Without Cause" of Covalt's employment by the Company and the preparation and negotiation of this Agreement.

           4.14 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                                             /s/  Robert B. Covalt
                                           --------------------------
                                                ROBERT B. COVALT



                                           SOVEREIGN SPECIALTY CHEMICALS, INC.

                                           By:     /s/  John L. Garcia
                                                ------------------------------
                                                Name:    John L. Garcia
                                                Title:   Vice-President